                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                           Intek Global Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               INTEK GLOBAL CORPORATION


                    NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                                         AND

                                   PROXY STATEMENT








                                   DATE:     Thursday, February 25, 1999
                                   TIME:     10:00 A.M.
                                   PLACE:    Intek Global USA, Inc.
                                             1690 North Topping
                                             Kansas City, Missouri 64120

                                        [LOGO]


February 11, 1999



Dear Stockholders:


     It is my pleasure to invite you to Intek Global Corporation's 1999 Annual Meeting of Stockholders.

     This year we will hold the meeting on Thursday, February 25, 1999, at 10:00 a.m. at Intek Global USA, Inc., 1690 North Topping, Kansas City, Missouri. In addition to the formal items of business, we will review the major developments of 1998, answer your questions and provide a tour of our Kansas City operations.

     This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Intek Global.

     Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

     We look forward to seeing you at the meeting.


                                   Sincerely,


                                   /s/ Robert J. Shiver

                                   Robert J. Shiver
                                   CHAIRMAN OF THE BOARD
                                   AND CHIEF EXECUTIVE OFFICER

                                     INTEK GLOBAL


                    NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

                         ---------------------------------------
                           Date: Thursday, February 25, 1999

                           Time: 10:00 a.m.

                          Place: Intek Global USA, Inc.
                                 1690 North Topping
                                 Kansas City, Missouri 64120
                         ---------------------------------------


Dear Stockholders:

     At our Annual Meeting, we will ask you to:

     -    Elect eight directors to serve for a term of one year;

     - Ratify the selection of Arthur Andersen LLP, as independent auditors for 1999; and

     - Transact any other business that may properly be presented at the Annual Meeting.

     If you were a stockholder of record at the close of business on February 10, 1999, you may vote at the Annual Meeting.


                                   By order of the Board of Directors,


                                   /s/ Steven L. Wasserman

                                   Steven L. Wasserman
                                   SECRETARY

February 11, 1999

                                  TABLE OF CONTENTS


                                                                                 PAGE
Information About The Annual Meeting And Voting. . . . . . . . . . . . . . . . . . .1
     Why Did You Send Me this Proxy Statement? . . . . . . . . . . . . . . . . . . .1
     How Many Votes Do I Have? . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     How Do I Vote by Proxy? . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     May I Revoke My Proxy?. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     How Do I Vote in Person?. . . . . . . . . . . . . . . . . . . . . . . . . . . .2
     What Vote Is Required to Approve Each Proposal? . . . . . . . . . . . . . . . .2
     What Are the Costs of Soliciting these Proxies? . . . . . . . . . . . . . . . .3
     How Do I Obtain an Annual Report on Form 10-K?. . . . . . . . . . . . . . . . .3

Information About Intek Global Common Stock Ownership. . . . . . . . . . . . . . . .4
     Which Stockholders Own At Least 5% of Intek Global? . . . . . . . . . . . . . .4
     How Much Stock is Owned By Directors and Executive Officers?. . . . . . . . . .5
     Compensation Committee Interlocks and Insider Participation . . . . . . . . . .6
     Did Directors, Executive Officers and Greater-Than-10% Stockholders
       Comply with Section 16(a) Beneficial Ownership Reporting in 1998? . . . . . .6

Information About Directors and Executive Officers . . . . . . . . . . . . . . . . .7
     The Board of Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
     The Committees of the Board . . . . . . . . . . . . . . . . . . . . . . . . . .7
     How Do We Compensate Directors? . . . . . . . . . . . . . . . . . . . . . . . .8
     Certain Relationships and Related Transactions. . . . . . . . . . . . . . . . .9
     The Executive Officers. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     How We Compensate Executive Officers. . . . . . . . . . . . . . . . . . . . . 10
          Summary Compensation Table . . . . . . . . . . . . . . . . . . . . . . . 11
          Option Grants in Last Fiscal Year. . . . . . . . . . . . . . . . . . . . 12
          1998 Fiscal Year-End Option Values . . . . . . . . . . . . . . . . . . . 13
     Employment Agreement with Chairman and Chief Executive Officer. . . . . . . . 13
     Employment Agreements with Certain Executive Officers . . . . . . . . . . . . 15
     Report on Executive Compensation for 1998 by the Compensation
       Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     Performance Graph . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18

Discussion of Proposals Recommended by the Board . . . . . . . . . . . . . . . . . 19
     Proposal 1:  Elect Eight Directors. . . . . . . . . . . . . . . . . . . . . . 19
     Proposal 2:  Ratify Selection of Independent Auditors for 1999. . . . . . . . 21

Information About Stockholder Proposals. . . . . . . . . . . . . . . . . . . . . . 22


                     PROXY STATEMENT FOR INTEK GLOBAL CORPORATION
                         1999 ANNUAL MEETING OF STOCKHOLDERS

                   INFORMATION ABOUT THE ANNUAL MEETING AND VOTING


WHY DID YOU SEND ME THIS PROXY STATEMENT?

          We sent you this Proxy Statement and the enclosed proxy card because Intek Global's Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to cast an informed vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

          We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on February 11, 1999 to all stockholders entitled to vote. Stockholders who owned Intek Global common stock at the close of business on February 10, 1999 are entitled to vote. On this record date, there were 42,303,038 shares of Intek Global common stock outstanding. Intek Global common stock is our only class of voting stock. We are also sending along with this Proxy Statement, the Intek Global 1998 Annual Report filed on Form 10-K with the Securities and Exchange Commission, which includes our financial statements.


HOW MANY VOTES DO I HAVE?

          Each share of Intek Global common stock that you own entitles you to one vote. The proxy card indicates the number of shares of Intek Global common stock that you own.


HOW DO I VOTE BY PROXY?

          Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

          If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (ONE OF THE INDIVIDUALS NAMED ON YOUR PROXY CARD) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

     -    "FOR" the election of all eight nominees for director, and

     -    "FOR" ratification of the selection of independent auditors for 1999.

          If any other matter is presented, your proxy will vote in accordance with his best judgment. At the time this Proxy Statement went to press, we knew of no matters which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I REVOKE MY PROXY?

          If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

     -    You may send in another proxy with a later date.

     - You may notify Intek Global's Secretary in writing before the Annual Meeting that you have revoked your proxy.

     -    You may vote in person at the Annual Meeting.


HOW DO I VOTE IN PERSON?

          If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on February 10, 1999, the record date for voting.


WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:  ELECT EIGHT           The eight nominees for director who receive
DIRECTORS                          the most votes will be elected.  So, if you
                                   do not vote for a particular nominee, or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee.

Proposal 2:  RATIFY SELECTION OF   The affirmative vote of a majority of the
AUDITORS                           votes cast at the Annual Meeting is
                                   required to ratify the selection of
                                   independent auditors.  So, if you mark
                                   "abstain" on your proxy card, it has the same effect as if you voted "against" this proposal.

THE EFFECT OF BROKER NON-VOTES     If your broker holds your shares in its
                                   name, the broker will be entitled to vote your shares on both Proposals 1 and 2 even if it does not receive instructions from you.

                                   If your broker does not vote your shares on Proposal 1, such "broker non-votes" will have no effect on the outcome since only a plurality of votes actually cast is required to elect a director.

                                   If your broker does not vote your shares on Proposal 2, such "broker non-votes" do not count as "shares present." This means that a broker non-vote would reduce the number of affirmative votes that are necessary to approve this proposal.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

          Intek Global will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors and employees also may solicit proxies in person, by telephone or by other electronic means of communications. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.


HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

          IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED SEPTEMBER 30, 1998, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                    INTEK GLOBAL CORPORATION
                    99 PARK AVENUE
                    18TH FLOOR
                    NEW YORK, NEW YORK  10016
                    ATTENTION:  INVESTOR RELATIONS

                INFORMATION ABOUT INTEK GLOBAL COMMON STOCK OWNERSHIP



WHICH STOCKHOLDERS OWN AT LEAST 5% OF INTEK GLOBAL?

          The following table shows, as of February 10, 1999, all persons we know to be "beneficial owners" of more than five percent of Intek Global common stock (1). This information is based on Schedules 13D and 13G reports filed with the Securities and Exchange Commission (SEC) by each of the firms listed in the table below. If you wish, you may obtain these reports from the SEC.

-------------------------------------------------------------------------------
                                                  NUMBER OF
                                                SHARES OWNED    PERCENT OF
     NAME AND ADDRESS OF BENEFICIAL OWNER      BENEFICIALLY(1)     CLASS
-------------------------------------------------------------------------------
 Securicor plc                                  25,937,042(2)        61.3%
 Sutton Park House
 15 Carshalton Road
 Sutton, Surrey, SM 1 4LD, United Kingdom

 Mees Pierson  ICS Limited                        3,824,382           9.0%
 Camomile Court
 23 Camomile Street
 London EC3A 7PP, United Kingdom
-------------------------------------------------------------------------------

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Intek Global common stock not only if you hold it directly, but also if you indirectly (THROUGH A RELATIONSHIP, A POSITION AS A DIRECTOR OR TRUSTEE, OR A CONTRACT OR UNDERSTANDING), have (OR SHARE) the power to vote or sell the stock or the right to acquire it within 60 days.

(2) 25,000,000 shares are owned by Securicor Communications Limited, a corporation organized under the laws of England and Wales, and 937,042 shares are owned by Securicor International Limited, a corporation organized under the laws of England and Wales. Securicor Communications has the right, at any time, to convert $12.5 million of debt owed to it by Intek Global into Intek Global common stock at a conversion price equal to the average closing price of Intek Global common stock for the 20 trading days prior to December 16, 1998. Both Securicor Communications and Securicor International are wholly owned direct subsidiaries of Security Services plc which is itself a wholly owned indirect subsidiary of Securicor plc, a corporation listed on the London Stock Exchange. On December 3, 1996, Intek Global acquired all the issued and outstanding common stock of Securicor Radiocoms Limited, a wholly-owned subsidiary of Securicor Communications, in exchange for 25,000,000 shares of Intek Global common stock. A change in control of Intek Global occurred as a result of that transaction.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

          The following table shows, as of February 10, 1999, the Intek Global common stock owned beneficially by Intek Global directors and our Chief Executive Officer and other executive officers who received salary and bonus in excess of $100,000 during 1998. Except for Robert J. Shiver, no director or executive officer owns beneficially 1% or more of the shares of Intek Global common stock. All directors and executive officers as a group own beneficially 2.4% of the shares of Intek Global common stock.

-------------------------------------------------------------------------------
                                                     AMOUNT AND
                                                      NATURE OF
                                                     BENEFICIAL        PERCENT
             NAME OF BENEFICIAL OWNER                 OWNERSHIP       OF CLASS
-------------------------------------------------------------------------------
 Robert J. Shiver                                    523,349(1)         1.2%
 Howard Frank                                           0(2)             0%
 Robert B. Kelly                                      48,000(3)           *
 Louis J. Monari                                     125,176(4)           *
 David Neibert                                       107,614(5)           *
 Eli M. Noam                                            0(6)             0%
 John Wareham                                         45,000(7)           *
 Steven L. Wasserman                                  93,000(8)           *
 Roger Wiggs                                          45,000(9)           *
 Michael G. Wilkinson                                45,000(10)           *
 All directors and executive officers as a group
 (12 persons)(11)...............................      1,032,139         2.4%
-------------------------------------------------------------------------------


  *  Less than 1%.

(1) 1,000 shares are held by BDC Holdings, Inc. Mr. Shiver is the sole owner of BDC Holdings, Inc. Pursuant to the 1994 Directors' Stock Option Plan, Mr. Shiver has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $3.125 per share, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 800,000 shares of Intek Global common stock at an exercise price of $1.97 per share, of which 160,000 shares are exercisable, and an option to acquire 300,000 shares of Intek Global common stock at an exercise price of $2.50 per share, which will become exercisable in 50% increments beginning on January 1, 2000.

(2) Pursuant to the 1994 Directors' Stock Option Plan, Dean Frank has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $3.19 per share, which will become exercisable on August 4, 1999.

(3) Pursuant to the 1994 Directors' Stock Option Plan, Mr. Kelly has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $6.125 per share, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 25,000 shares of Intek Global common stock at an exercise price of $2.50 per share.

(4) Pursuant to the 1997 Performance and Equity Incentive Plan, Mr. Monari has an option to acquire 275,000 shares of Intek Global common stock at an exercise price of $2.50 per share, of which 110,000 shares are exercisable.

(5) Pursuant to the 1994 Stock Option Plan, Mr. Neibert has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $3.75 per share, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 100,000 shares of Intek Global common stock at an exercise price of $2.50 per share, of which 20,000 shares will become exercisable within 60 days of February 10, 1999. Mr. Neibert sold 300,000 shares to Ryan Consulting Limited pursuant to a Stock Purchase Agreement dated as of December 30, 1997. While all rights related to ownership have been transferred and conveyed to Ryan Consulting, Mr. Neibert retains a security interest in such stock until payment for the stock (which payment is due over a ten-year period commencing July 1, 1998) has been made by Ryan Consulting. Mr. Neibert disclaims beneficial ownership of such 300,000 shares.

(6) Pursuant to the 1994 Directors' Stock Option Plan, Professor Noam has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $3.19 per share, which will become exercisable on August 4, 1999.

(7) Pursuant to the 1994 Directors' Stock Option Plan, Mr. Wareham has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $3.06 per share, of which 20,000 shares will become exercisable within 60 days of February 10, 1999, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 25,000 shares of Intek Global common stock at an exercise price of $2.50 per share.

(8) Pursuant to the 1994 Directors' Stock Option Plan, Mr. Wasserman has an option to acquire 40,000 shares of Intek Global common stock at an exercise price of $3.75 per share, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 25,000 shares of Intek Global common stock at an exercise price of $2.50 per share.

(9) Pursuant to the 1994 Directors' Stock Option Plan, Mr. Wiggs has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $1.688 per share, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 25,000 shares at an exercise price of $2.50 per share.

(10) Pursuant to the 1994 Directors' Stock Option Plan, Mr. Wilkinson has an option to acquire 20,000 shares of Intek Global common stock at an exercise price of $1.688 per share, and pursuant to the 1997 Performance and Equity Incentive Plan, an option to acquire 25,000 shares at an exercise price of $2.50 per share.

(11) Donald Goeltz and D. Gregg Marston were each executive officers who received salary and bonus in excess of $100,000 during 1998. Each resigned their positions at Intek Global and they beneficially owned in the aggregate less than 1% of the outstanding shares of Intek Global common stock.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John G. Simmonds, the former Chief Executive Officer of Intek Global from September 23, 1994 until December 3, 1996 and a former director of Intek Global, served on the Compensation Committee during fiscal 1998 until his resignation on July 20, 1998.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING IN 1998?

          Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC and The Nasdaq Stock Market on changes in their beneficial ownership of Intek Global common stock and to provide Intek Global with copies of the reports. Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with their filing requirements for 1998 except for Donald Goeltz who filed two late reports involving two transactions, Robert B. Kelly who filed one late report involving one transaction, D. Gregg Marston who filed two late reports involving two transactions, Louis J. Monari who filed two late reports involving three transactions, David Neibert who filed three late reports involving five transactions, Robert J. Shiver who filed two late reports involving seven transactions and Steven L. Wasserman who filed one late report involving one transaction.


                  INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS


THE BOARD OF DIRECTORS

          The Board of Directors oversees the business and affairs of Intek Global and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through discussions with the Chairman, other key executives and our principal external advisers (LEGAL COUNSEL, OUTSIDE AUDITORS, INVESTMENT BANKERS AND OTHER CONSULTANTS) by reading reports and other materials that we send them and by participating in Board and committee meetings.

          The Board met 12 times during fiscal 1998. The permanent and special committees of the Board met 10 times. With the exception of Dean Frank and Professor Noam, who each missed one out of three meetings held while they were directors, each incumbent director attended at least 75% of the total number of Board meetings and meetings by all committees on which they served held in fiscal 1998.


THE COMMITTEES OF THE BOARD

          The Board has three permanent committees: the Audit Committee, the Compensation Committee and the Nominating Committee. With the exception of Mr. Shiver's membership on the Nominating Committee, none of the directors who serve as members of any permanent committee are employees of Intek Global or our subsidiaries. For more information, see below at page 22 under "Information About Stockholder Proposals."

THE AUDIT COMMITTEE           The Audit Committee recommends the selection of
                              the independent auditors to the Board, approves the scope of the annual audit by the independent auditors and reviews audit findings and accounting policies. The Committee meets with management and also meets privately, outside the presence of Intek Global management, with the independent auditors.

                              Dean Frank and Messrs. Kelly, Wilkinson and
                              Wasserman currently serve as members of the Committee. Dean Frank was appointed to the Committee on August 4, 1998. The Committee met three times during 1998.

THE COMPENSATION COMMITTEE    The Compensation Committee establishes and
                              approves all elements of compensation for the executive officers and certain other senior management. The Committee's Report on Executive
                              Compensation for 1998 is printed below at pages 16 to 17.

                              The Compensation Committee administers Intek
                              Global's stock plans and has sole authority for awards under the 1988 Stock Incentive Plan, the 1994 Stock Option Plan, the 1994 Directors' Stock Option Plan, and the 1997 Performance and Equity Incentive Plan, including timing, pricing and amount.

                              Mr. Kelly and Professor Noam currently serve as members of the Committee. Professor Noam was appointed to the Committee on August 4, 1998. The Committee met 7 times during 1998.

THE NOMINATING COMMITTEE      The Nominating Committee recommends candidates to
                              fill vacancies on Intek Global's Board of Directors and for the slate to be proposed by the Board at annual stockholders' meetings.

                              Messrs. Shiver and Wiggs currently serve as members of the Committee. The Committee met two times during 1998.

HOW DO WE COMPENSATE DIRECTORS?

ANNUAL FEE                    We compensate directors of Intek Global with a fee
                              of $4,000 per year plus a one-time grant of 20,000 shares of Intek Global common stock under our 1994 Directors' Stock Option Plan upon election to the Board of Directors.

MEETING FEES                  We pay directors a fee of:

                                   -    $500 for attendance at each Board
                                        meeting;

                                   -    $500 for attendance at each Audit
                                        Committee meeting held at the same time
                                        as a stockholder or Board meeting; and

                                   -    $500 for attendance at each special
                                        committee meeting.

                              The annual maximum fee per director is $10,000.

EXPENSES AND BENEFITS         We reimburse all directors for reasonable travel
                              and other related expenses incurred in attending stockholders, Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          On September 19, 1996, Midland USA, Inc. a wholly owned subsidiary of Intek Global, entered into an agreement with Midland International Corporation, whereby Midland International agreed to permit Midland USA to make use of the services of the supplier liaison office maintained by Midland International in Japan and Midland International's purchasing representative in Korea. During fiscal 1998, Midland USA paid $56,000 to Midland International. This agreement was terminated in January 1998.

          On September 19, 1996, Midland USA and Simmonds Capital entered into a Computer Services Agreement pursuant to which Simmonds Capital agreed to provide Midland USA access to the IBM AS400 computer system, including hardware and software, currently owned by Simmonds Capital for data processing purposes. During fiscal 1998, Midland USA paid $16,000 to Simmonds Capital. This agreement was terminated on October 31, 1997.

          On December 3, 1996, Intek Global entered into a Registration Rights Agreement to provide certain holders of Intek Global common stock, including Securicor Communications, with certain demand and "piggy-back" registration rights with respect to the Intek Global common stock owned by the holders.

          Kohrman Jackson & Krantz, P.L.L., a Cleveland, Ohio law firm, of which Mr. Wasserman is a partner, performs legal services for Intek Global and its subsidiaries. Mr. Wasserman is a member of Intek Global's Board of Directors and is the Secretary of Intek Global. Mr. Wasserman individually receives $2,000 per month as compensation for his services as the Secretary of Intek Global. As of December 31, 1998, for services rendered in fiscal 1998, Intek Global had paid Kohrman Jackson & Krantz, P.L.L. $110,000 in fees.

          As of December 31, 1998, Intek Global was indebted to Securicor Communications in the amount of $69.4 million pursuant to a term loan with principal payments due beginning July 1, 2001. Mr. Wiggs is Chief Executive of Securicor plc. Mr. Wilkinson is financial director of Securicor Communications. Both Messrs. Wiggs and Wilkinson are members of Intek Global's Board of Directors.

          Squire, Sanders & Dempsey, L.L.P., a Washington, D.C. law firm, of which Mr. Kelly has been a partner since May 1998, performs legal services for Intek Global and its subsidiaries. Mr. Kelly is a member of Intek Global's Board of Directors. As of December 31, 1998, for services rendered in fiscal 1998, Intek Global had paid Squire, Sanders & Dempsey, L.L.P. $38,000 in fees. Kelly & Povich, P.C., a Washington, D.C. law firm, of which Mr. Kelly was a 50% shareholder, performed legal services for Intek Global and its subsidiaries during fiscal 1998. As of December 31, 1998, for services rendered in fiscal 1998, the Company paid Kelly & Povich, P.C. $170,000.

          Wareham Associates, Inc., of which Mr. Wareham is the Chief Executive Officer, provided executive recruiting and management consulting services to Intek Global. Mr. Wareham is a member of Intek Global's Board of Directors. During fiscal 1998, Intek Global paid Wareham Associates, Inc. $249,000.

          During the fourth quarter of fiscal 1998, Intek Global sold its non-core, U.K.-based land mobile radio distribution and maintenance assets to Securicor Information Systems Limited, a subsidiary of Securicor Communications. The sale price for these assets was $8.5 million resulting in a gain of $3.1 million. The sales price is subject to a post closing adjustment up to 500,000 pounds equaling approximately $800,000 depending on certain circumstances.

          Securicor Radiocoms Limited, a wholly owned subsidiary of Intek Global, sells its products to Securicor Communications. In fiscal year 1998, revenues from such sales were $3.2 million.

THE EXECUTIVE OFFICERS

          These are the biographies of Intek Global's current executive officers, except for Mr. Shiver, the Chief Executive Officer, whose biography is included below at page 19 under Proposal 1, "Elect Eight Directors."

 Robert M. Hardy         PRESIDENT, U.S. OPERATIONS.  Mr. Hardy has been the
 Age 56                  President of U.S. Operations of Intek Global since July
                         1998.  Mr. Hardy served as the interim Vice President
                         and Chief Operating Officer of ADE Corporation from
                         September 1996 until March 1998.  Mr. Hardy served as
                         interim Vice President and Chief Operating Officer of
                         Beechwood Data Corporation from August 1994 until April
                         1996 and was interim Senior Vice President and Chief
                         Operating Officer of Pavco International from March
                         1993 until June 1994.

 Louis J. Monari         VICE PRESIDENT - ADMINISTRATION.  Louis J. Monari
 Age 48                  became Vice President-Administration in December 1997.
                         From 1994 until he joined Intek Global, Mr. Monari was
                         Vice President and General Manager of a subsidiary of
                         Digital Solutions, Inc.  From 1988 to 1994, Mr. Monari
                         was co-founder and President of Holgate Associates,
                         Inc., a management consulting firm.  Prior to 1988, Mr.
                         Monari spent 16 years in various management positions
                         with Nabisco, Inc., including 7 years in international
                         operations.

 David Neibert           EXECUTIVE VICE PRESIDENT.  Mr. Neibert has been an
 Age 43                  Executive Vice President of Intek Global since
                         September 1996.  Mr. Neibert was a director (from 1992
                         until April 1997) and was the President (from June 1993
                         until September 1994) of Roamer One Holdings, Inc., was
                         a director of Intek Global from September 1994 until
                         February 1998 and was the President of Master Marine
                         Incorporated D.B.A. Seamark Marine Electronics (1987-
                         1992).  Mr. Neibert also was a director of the American
                         Mobil Telecommunications Association and served as the
                         Chairman of its 220 MHz Council until July 1996.

 George Valenti          CHIEF FINANCIAL OFFICER AND VICE PRESIDENT.  Mr.
 Age 48                  Valenti has been the Chief Financial Officer of Intek
                         Global since August 1998.  Mr. Valenti served as Chief
                         Financial Officer of Energy One, LLC from September
                         1997 until August 1998.  From June 1994 through April
                         1997, Mr. Valenti was the Vice President-Financial
                         Services of TRC Environmental Corp.  From 1985 to June
                         1994, Mr. Valenti was the Corporate Controller of
                         Rochester Telephone Corporation.



HOW WE COMPENSATE EXECUTIVE OFFICERS

          The tables on pages 11 through 13 show salaries and bonuses paid during the last three years, options granted in fiscal 1998 and fiscal year-end option values for the Chief Executive Officer and our next four most highly compensated executive officers.

                              SUMMARY COMPENSATION TABLE

-------------------------------------------------------------------------------------------------------------------------------
                                                                                     LONG-TERM
                                               ANNUAL COMPENSATION               COMPENSATION AWARDS
                                         ------------------------------  ------------------------------------
                                                                                            SECURITIES
                                                                           RESTRICTED        UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY ($)       BONUS ($)       STOCK ($)        OPTIONS (#)     COMPENSATION ($)
-------------------------------------------------------------------------------------------------------------------------------
 Robert J. Shiver                   1998   $300,000          $114,000        --               1,100,000           --
      Chairman, Chief               1997   $ 25,000(1)       $ 65,000        --                 20,000       $1,000,000(2)
      Executive Officer             1996       --                --          --                 --                --

 Donald Goeltz                      1998   $191,322          $ 36,000        --                100,000            --
      Senior Vice President-        1997   $ 71,111             --           --                160,000            --
      Corporate                     1996       --               --           --                 --                --
      Development(3)

 D. Gregg Marston                   1998   $124,048         $   7,500        --                100,000            --
      Interim Chief Financial       1997   $104,518         $  17,500        --                 --                --
      Officer and Vice              1996   $105,180         $   7,500        --                 30,000            --
      President-Finance(4)

 Louis J. Monari                    1998   $118,683         $  31,852        --                275,000            --
      Vice President -              1997       --               --           --                 --                --
      Administration(5)             1996       --               --           --                 --                --

 David Neibert                      1998   $171,735         $  46,368        --                100,000            --
      Executive Vice                1997   $200,405(6)          --           --                 --                --
      President                     1996   $153,860             --           --                 --                --

-------------------------------------------------------------------------------------------------------------------------------



(1) Does not include $4,500 Mr. Shiver received as compensation as a director of Intek Global. Mr. Shiver began his employment with Intek Global on August 27, 1997.

(2) Reflects 300,000 shares of Intek Global common stock issued to Mr. Shiver pursuant to his employment agreement. If the fair market value of such stock is less than $1,000,000 on December 31, 1998, Intek Global will pay Mr. Shiver the difference in cash or Intek Global common stock, at Mr. Shiver's option. Mr. Shiver elected to receive the difference in cash in an amount equal to $643,750 which was paid in fiscal 1999.

(3)  Mr. Goeltz resigned from Intek Global effective November 16, 1998.

(4)  Mr. Marston resigned from Intek Global effective December 31, 1998.

(5)  Mr. Monari began his employment with Intek Global on December 8, 1997.

(6) Does not include $7,000 Mr. Neibert received as compensation as a director of Intek Global.

                          OPTION GRANTS IN LAST FISCAL YEAR

----------------------------------------------------------------------------------------------------------------------------------

                                                                 INDIVIDUAL GRANTS
                                --------------------------------------------------------------------------------------------------
                                     NUMBER OF
                                    SECURITIES        PERCENT OF TOTAL
                                UNDERLYING OPTIONS   OPTIONS GRANTED TO    EXERCISE PRICE                       GRANT DATE PRESENT
              NAME                  GRANTED (#)          EMPLOYEES             ($/SH)          EXPIRATION DATE      VALUE ($)(1)
----------------------------------------------------------------------------------------------------------------------------------
 Robert J. Shiver                   800,000(2)             22.5%               $1.97               9/08/07              $1,162,400

                                    300,000(3)              8.4%               $2.50               3/12/08                $754,350

 Donald Goeltz                      100,000(4)              2.8%               $2.50               3/12/08                $251,450

 D. Gregg Marston                   100,000(5)              2.8%               $2.50               3/12/08                $251,450

 Louis J. Monari                    275,000(6)              7.7%               $2.50               3/12/08                $691,488

 David Neibert                      100,000(7)              2.8%               $2.50               3/12/08                $251,450
----------------------------------------------------------------------------------------------------------------------------------

(1) We calculated the values using the Black-Scholes stock option pricing model under which we made the following assumptions: volatility of 98.4%, risk-free rate of return of 5.64%, dividend yield of 0% and an expected life of 4.8 years. We did not adjust the model for non-transferability, risk of forfeiture, or vesting restrictions. The actual value (IF ANY) an executive officer receives from a stock option will depend upon the amount by which the market price of the Intek Global common stock exceeds the exercise price of the option on the date of exercise. There can be no assurance that the amount stated as "grant date present value" will actually be realized.

(2) Exercisable 20% per year beginning on August 27, 1998 and on each of the first four anniversary dates thereafter.

(3) Exercisable 50% per year beginning on January 1, 2000 and on the first anniversary date thereafter.

(4) Exercisable 20% per year beginning on March 12, 1999 and on each of the first four anniversary dates thereafter.

(5) Exercisable 20% per year beginning on March 12, 1999 and on each of the first four anniversary dates thereafter.

(6) 55,000 shares exercisable on March 12, 1998 and on each of the first four anniversary dates commencing on December 8, 1998.

(7) Exercisable 20% per year beginning on March 12, 1999 and on each of the first four anniversary dates thereafter.

                                     1998 FISCAL
                              YEAR-END OPTION VALUES(1)

-----------------------------------------------------------------------------
                                NUMBER OF SECURITIES UNDERLYING UNEXERCISED
                                      OPTIONS HELD AT SEPTEMBER 30, 1998
                              -----------------------------------------------
             NAME                     EXERCISABLE             UNEXERCISABLE
-----------------------------------------------------------------------------
 Robert J. Shiver                       180,000                  940,000

 Donald Goeltz                           73,333(2)               186,667

 D. Gregg Marston                        50,000                   80,000

 Louis J. Monari                        110,000                  165,000

 David Neibert                           40,000(3)                80,000
-----------------------------------------------------------------------------


(1)  No options listed are currently in-the-money.

(2) Of the 73,333 shares, 20,000 are exercisable within 60 days of February 10, 1999.

(3) Of the 40,000 shares, 20,000 are exercisable within 60 days of February 10, 1999.



            EMPLOYMENT AGREEMENT WITH CHAIRMAN AND CHIEF EXECUTIVE OFFICER

          Intek Global's employment agreement with Mr. Shiver provides that he will serve as the Chairman of the Board of Directors and Chief Executive Officer. The agreement has a two-year term unless earlier terminated by Intek Global or Mr. Shiver. Such term automatically renews for one year, unless Intek Global or Mr. Shiver gives notice of its or his desire not to so renew. Mr. Shiver receives a base salary of $300,000 per annum subject to annual increases for cost of living adjustments and participates in bonus arrangements under which he is eligible to earn an annual bonus equal to a maximum of 40% of his annual salary based on Intek Global's achieving certain performance goals to be established by the Board of Directors. Mr. Shiver also received a commencement bonus of $65,000.

          Mr. Shiver is entitled to participate in Intek Global's applicable long-term incentive compensation plan and was granted 300,000 shares (the "Restricted Stock") of Intek Global common stock. In the event that on December 31, 1998, at which time any restrictions will be lifted, the Fair Market Value (as defined in Mr. Shiver's employment agreement) of the Restricted Stock is less than $1,000,000, Intek Global has agreed to pay Mr. Shiver a sum equal to the difference between $1,000,000 and such Fair Market Value. Such payment is due on or before February 28, 1999 and is payable at Mr. Shiver's option in cash or Intek Global common stock, or a combination of both. Mr. Shiver elected to receive the difference in cash in an amount equal to $643,750. Under the terms of Mr. Shiver's employment agreement, Mr. Shiver also has an option to purchase 800,000 shares of Intek Global common stock, which option will vest over a five-year period, and which option the Committee granted at an exercise price of $1.97 per share under the 1997 Performance and Equity Incentive Plan.

          If Mr. Shiver's employment is terminated other than for cause, or if he resigns for good reason, Mr. Shiver is entitled to:

          - his base salary earned but not paid to the date of the termination of his employment;

          - all annual incentive compensation awards with respect to any year prior to the year of the termination of Mr. Shiver's employment which have been earned but not paid;

          - an amount equal to Mr. Shiver's base salary with respect to a period equal to 18 months;

          - a pro rata annual incentive compensation award for the year in which Mr. Shiver's employment terminates;

          - exercise the exercisable portion of the options held by Mr. Shiver as of the date of the termination of his employment until the earlier of (i) the end of the 90-day period following the date his employment is terminated and (ii) the date the options would otherwise expire;

          - 100% of the unexercisable portion of the options as of the date his employment is terminated which shall become exercisable immediately until the earlier of (i) the end of the 90-day period following the date his employment is terminated and (ii) the date the options would otherwise expire;

          - any other amounts earned, accrued or owing to Mr. Shiver as set forth in his employment agreement;

          - continued participation, as if he were still an employee, in Intek Global's medical, dental, hospitalization and life insurance plans, programs and/or arrangements and in other employee benefit plans, programs and/or arrangements in which he was participating on the date of the termination of his employment until the earlier of:

               -- the end of the 18-month period following the date Mr. Shiver's employment is terminated; and

               -- the date, or dates, Mr. Shiver receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer (such coverage and benefits to be determined on a coverage-by-coverage or benefit-by-benefit basis); and

          - such other or additional benefits, if any, as are provided under applicable plans, programs and/or arrangements of Intek Global.

          Upon a change-in-control, any unexercisable options granted pursuant to Mr. Shiver's employment agreement become exercisable. Mr. Shiver is subject to restrictions prohibiting him from (i) engaging in competition with Intek Global or any of our subsidiaries for a period commencing on August 27, 1997 and ending on the later of August 27, 1999 or one (1) year after the end of Mr. Shiver's employment with Intek Global, and (ii) divulging any confidential or proprietary information he obtained while he was our employee for a period covering the term of employment and thereafter.

                EMPLOYMENT AGREEMENTS WITH CERTAIN EXECUTIVE OFFICERS

          As of July 15, 1998, Intek Global entered into an employment agreement with Robert M. Hardy, pursuant to which Mr. Hardy agreed to serve as President of U.S. operations of Intek Global until July 15, 2000, with an automatic one-year renewal. Under the terms of the agreement, Mr. Hardy is entitled to an annualized base salary of $225,000, and is entitled to participate in Intek Global's applicable annual incentive compensation and long-term incentive compensation plans. Under the terms of Mr. Hardy's employment agreement, Mr. Hardy also is entitled to and has been granted an option to purchase 250,000 shares of Intek Global common stock, which option will vest over a five-year period. If Mr. Hardy's employment is terminated other than for cause, or if he resigns for good reason, Mr. Hardy will receive benefits substantially similar to those of Mr. Shiver under the same circumstances. Finally, Mr. Hardy also is subject to restrictions prohibiting him from (i) engaging in competition with Intek Global or any of our subsidiaries for a period commencing on July 15, 1998 and ending one (1) year after the end of Mr. Hardy's employment with Intek Global, and (ii) divulging any confidential or proprietary information he obtained while he was our employee for a period covering the term of employment and thereafter.

          As of April 27, 1998, Intek Global entered into an employment agreement with Louis J. Monari pursuant to which Mr. Monari agreed to serve as Vice President-Administration of Intek Global until December 8, 1999, with an automatic one-year renewal. Under the terms of the agreement, Mr. Monari is entitled to an annualized base salary of $145,000, and is entitled to participate in Intek Global's applicable annual incentive compensation and long-term incentive compensation plans. Under the terms of Mr. Monari's employment agreement, Mr. Monari also is entitled to and has been granted an option to purchase 275,000 shares of Intek Global common stock, which option will vest over a four-year period. If Mr. Monari's employment is terminated other than for cause, or if he resigns for good reason, Mr. Monari will receive benefits substantially similar to those of Mr. Shiver under the same circumstances. Finally, Mr. Monari also is subject to restrictions prohibiting him from (i) engaging in competition with Intek Global or any of our subsidiaries for a period commencing on December 8, 1997 and ending one
(1) year after the end of Mr. Monari's employment with Intek Global, and (ii) divulging any confidential or proprietary information he obtained while he was our employee for a period covering the term of employment and thereafter.

          Intek Global has entered into an employment agreement with George
A. Valenti dated as of August 27, 1998, pursuant to which Mr. Valenti agreed to serve as Chief Financial Officer of Intek Global until August 3, 2000, with an automatic one-year renewal. Under the terms of the agreement, Mr. Valenti is entitled to an annualized base salary of $180,000, and is entitled to participate in Intek Global's applicable annual incentive compensation and long-term incentive compensation plans. Under the terms of Mr. Valenti's employment agreement, Mr. Valenti also is entitled to and has been granted an option to purchase 250,000 shares of Intek Global common stock, which option will vest over a five-year period. If Mr. Valenti's employment is terminated other than for cause, or if he resigns for good reason, Mr. Valenti will receive benefits substantially similar to those of Mr. Shiver under the same circumstances. Finally, Mr. Valenti also is subject to restrictions prohibiting him from (i) engaging in competition with Intek Global or any of our subsidiaries for a period commencing on August 3, 1998 and ending one (1) year after the end of Mr. Valenti's employment with Intek Global, and (ii) divulging any confidential or proprietary information he obtained while he was our employee for a period covering the term of employment and thereafter.

       REPORT ON EXECUTIVE COMPENSATION FOR 1998 BY THE COMPENSATION COMMITTEE

          The Compensation Committee of the Board administers Intek Global's executive compensation program. The Committee has furnished the following report on executive compensation for 1998:

                          EXECUTIVE COMPENSATION PHILOSOPHY

          The Committee has designed Intek Global's executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of stockholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of Intek Global common stock. The objectives of our program are:

          - To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Intek Global;

          - To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Intek Global's common stock; and

          - To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

          We compensate our executives through base salary, bonus paid in cash, and long-term incentive awards (USUALLY GRANTS OF STOCK OPTIONS).

          We also provide our executives with employee benefits, such as health benefits, similar to those typically offered to executives by the corporations with which we compete for talent. Intek Global has also entered into employment agreements with certain of our executive officers to provide for certain payments and other benefits if they are terminated following a change in control of Intek Global. (These agreements are discussed elsewhere in this report.)

          In 1998, we paid Mr. Shiver, Intek Global's Chief Executive Officer, in accordance with his employment agreement, $300,000 in salary and $114,000 as a bonus and we granted to him options to purchase shares of Intek Global common stock.

                            DEDUCTIBILITY OF COMPENSATION

          As part of the Omnibus Reconciliation Act of 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) limits the deduction of compensation paid to the chief executive officer and other named executive officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation was based upon predetermined quantifiable performance goals or paid pursuant to a written contract that was in effect on February 17, 1993.

          The Committee will continue to review and modify Intek Global's compensation practices and programs as necessary to ensure Intek Global's ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 1988 Stock Incentive Plan, awards of stock options and performance stock are designed to satisfy the deductibility requirements of Section 162(m). However, awards under the 1997 Performance and Equity Incentive Plan may not be fully deductible since, in designing the Plan, the Committee felt it was important to retain flexibility to reward senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan.

                                        The Compensation Committee



                                        Robert B. Kelly
                                        Professor Eli M. Noam

Dated:  January 27, 1999

PERFORMANCE GRAPH

          The graph below compares the five-year total return to stockholders (STOCK PRICE APPRECIATION PLUS REINVESTED DIVIDENDS) for Intek Global common stock with the comparable return of three indexes: The Nasdaq Stock Market, the Nasdaq Telecommunication Stocks index (which includes wireless communications companies quoted on The Nasdaq Stock Market) and the Nasdaq Non-Financial Stocks Index (which includes manufacturing companies that are quoted on The Nasdaq Stock Market). Points on the graph represent the performance as of the last business day of each of the years indicated.

                 COMPARISON OF FIVE-YEAR TOTAL RETURN TO STOCKHOLDER
                       AMONG INTEK GLOBAL, NASDAQ STOCK MARKET,
                         NASDAQ TELECOMMUNICATIONS STOCKS AND
                             NASDAQ NON-FINANCIAL STOCKS



               INTEK         NASDAQ (US)    NASDAQ Telecommunications     NASDAQ Non-Financial
            ------------     ------------   -------------------------     --------------------
             Individual          Cum                 Cum                         Cum
            Total Return     Total Return        Total Return                Total Return
            ------------     ------------        ------------                ------------
30-Sep-93    100.000          100.000             100.000                     100.000
30-Sep-94    484.966          100.826              92.478                      99.448
30-Sep-95    642.580          139.281             110.347                     138.625
30-Sep-96    460.718          165.238             114.411                     161.818
30-Sep-97    193.986          226.814             155.213                     217.295
30-Sep-98    187.973          231.786             203.916                     219.974



INTEK GLOBAL, NASDAQ STOCK MARKET, NASDAQ TELECOMMUNICATIONS STOCKS AND NASDAQ NON-FINANCIAL STOCKS


          Since September 23, 1994, Intek Global redirected its business from plastics manufacturing to the business of developing and managing 220 MHz SMR (specialized mobile radio) Systems in the U.S. By May 15, 1995, Intek Global sold substantially all of its assets relating to the plastics business. The Nasdaq Non-Financial Stock Index (which includes manufacturing companies) is used as a meaningful index against which to measure Intek Global's performance prior to September 1994 since Intek Global was a plastics manufacturing company. The Nasdaq Telecommunication Stocks Index is a meaningful index against which to measure Intek Global's performance since September 1994 when it redirected its business into the telecommunications industry. As of September 30, 1998, a $100 investment made in September, 1994 would have increased to $203.92 if invested in the Nasdaq Telecommunications Stock Index, and $187.97 if invested in Intek Global.

                   DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD



PROPOSAL 1:  ELECT EIGHT DIRECTORS

          The Board has nominated eight directors for election at the Annual Meeting. Each nominee is currently serving as one of our directors. If you re-elect them, they will hold office until the next annual meeting or until their successors have been elected or until they resign.

          We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting.

                                       NOMINEES
Robert J. Shiver         CHAIRMAN AND CHIEF EXECUTIVE OFFICER, INTEK GLOBAL.
Age 44                   Mr. Shiver has been the Chairman of the Board and Chief
Director since 1997      Executive Officer of Intek Global since August 1997.
                         Mr. Shiver has been a member of Intek Global's
                         Nominating Committee since January 20, 1998.  From 1994
                         until August 1997, Mr. Shiver served as Chief Executive
                         Officer and a director of Centennial Security Holdings,
                         Inc. and Centennial Security, Inc., a large provider of
                         security systems and services in North America.  Mr.
                         Shiver, since 1992, also has served as Chairman and
                         director of BDC Holdings, Inc.

Dean Howard Frank        DEAN, ROBERT H. SMITH SCHOOL OF BUSINESS, UNIVERSITY OF
Age 57                   MARYLAND, COLLEGE PARK.  Dean Frank has served as the
Director since 1998      Dean of the Robert H. Smith School of Business since
                         September 1997.  Dean Frank was a Senior Fellow at the
                         Wharton School of Business, University of Pennsylvania
                         from August 1993 until August 1997.  As a Senior
                         Fellow, Dean Frank was on loan to the Defense Advanced
                         Research Projects Agency where he served as Director of
                         the Information Technology Office.  Dean Frank is also
                         a partner in Howard Frank Associates.  Dean Frank has
                         been a member of Intek Global's Audit Committee since
                         August 4, 1998 and serves as the Chairman of that
                         Committee.

Robert B. Kelly          PARTNER, SQUIRE, SANDERS & DEMPSEY, L.L.P.  Mr. Kelly
Age 42                   has been a partner in the Washington, D.C. law firm of
Director since 1996      Squire, Sanders & Dempsey, L.L.P. since May 1998.  Mr.
                         Kelly was a principal in the Washington, D.C. law firm
                         of Kelly & Povich, P.C. since its formation in October
                         1994 until May 1998.  Mr. Kelly was a partner in the
                         Washington, D.C. firm of Piper & Marbury from January
                         1989 to March 1992, was a sole practitioner from March
                         1992 to February 1993 and was a principal in the firm
                         of Kelly, Hunter, Mow & Povich, P.C. from February 1993
                         to October 1994.  Mr. Kelly is also a director of
                         Axiom, Inc.  Securicor plc has agreed to indemnify Mr.
                         Kelly for certain liabilities arising out of his duties
                         as a director of Intek Global.  Mr. Kelly has been a
                         member of Intek Global's Compensation Committee since
                         January 20, 1998, and a member of Intek Global's Audit
                         Committee since January 16, 1997.




Professor Eli M. Noam    PROFESSOR, COLUMBIA UNIVERSITY.  Professor Noam is a
Age 52                   Professor of Finance and Economics, and Director of the
Director since 1998      Columbia Institute for Tele-Information at the Columbia
                         Business School, Columbia University.  He has served as
                         a Professor since 1976.  Professor Noam has been a
                         member of Intek Global's Compensation Committee since
                         August 4, 1998.

John Wareham             CHIEF EXECUTIVE OFFICER, WAREHAM ASSOCIATES, INC.  Mr.
Age 59                   Wareham is the founder and Chief Executive Officer of
Director since 1998      Wareham Associates, Inc., a human resources consulting
                         firm.  Mr. Wareham founded the organization
                         approximately 30 years ago.

Steven L. Wasserman      PARTNER, KOHRMAN, JACKSON & KRANTZ, P.L.L.
Age 45                   Mr. Wasserman has been the Secretary of Intek Global
Director since 1994      since September 1994.  Mr. Wasserman is a member of
                         Intek Global's Audit Committee.  Mr. Wasserman is an
                         attorney and a partner of the law firm of Kohrman
                         Jackson & Krantz, P.L.L., Cleveland, Ohio, since 1994.
                         From 1983 to 1994, Mr. Wasserman was a shareholder and
                         officer of Honohan, Harwood, Chernett & Wasserman Co.
                         LPA, Cleveland, Ohio.  Mr. Wasserman also is a director
                         of SecurFone America, Inc., a prepaid cellular and
                         network service provider.  He is a member of the State
                         bars of Ohio and Florida.

Roger Wiggs              CHIEF EXECUTIVE, SECURICOR PLC.  Mr. Wiggs is a
Age 59                   solicitor and is the Chief Executive of Securicor plc.
Director since 1997      Mr. Wiggs has been a member of Intek Global's
                         Nominating Committee since January 20, 1998.  Mr. Wiggs
                         was appointed Director for Overseas Operations of
                         Securicor Limited in 1974 and subsequently Managing
                         Director of Securicor International Limited.  In 1977,
                         Mr. Wiggs was appointed to the Board of Directors of
                         Securicor Group plc and Security Services plc.  In
                         1985, Mr. Wiggs was elected Deputy Group Chief
                         Executive; in 1988, was elected Group Chief Executive;
                         and in 1996, when Securicor plc was formed, Securicor
                         plc Chief Executive.  Mr. Wiggs is also a director of
                         Cellnet Group Limited and a non-executive Director of
                         BSM Group plc and The Crown Agents Foundation.

Michael G. Wilkinson     FINANCIAL DIRECTOR, SECURICOR COMMUNICATIONS LIMITED.
Age 48                   Mr. Wilkinson has served as Financial Director of
Director since 1997      Securicor Communications Limited since 1992.
                         Mr. Wilkinson has been a member of Intek Global's Audit
                         Committee since January 20, 1998.


THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL EIGHT NOMINEES FOR
                          DIRECTOR.

PROPOSAL 2:  RATIFY SELECTION OF INDEPENDENT AUDITORS FOR 1999

          We are asking you to ratify the Board's selection of Arthur Andersen LLP, certified public accountants, as independent auditors for 1999.
 The Audit Committee recommended the selection of Arthur Andersen to the Board. Arthur Andersen has served as the independent auditors of Intek Global since 1993.

          A representative of Arthur Andersen will attend the Annual Meeting to answer your questions.

          We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent auditors, the Board will consider it a direction to consider selecting other auditors for next year. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Intek Global and our stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF
           ARTHUR ANDERSEN AS INDEPENDENT AUDITORS FOR 1999.

                       INFORMATION ABOUT STOCKHOLDER PROPOSALS

          If you wish to submit proposals to be included in our 2000 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before October 14, 1999. In addition, in the event a stockholder proposal is not submitted to us prior to December 28, 1999, the proxy to be solicited by the Board of Directors for the 2000 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2000 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to:
Intek Global Corporation, 99 Park Avenue, 18th Floor, New York, New York
10016.

                                        By order of the Board of Directors,

                                        /s/ Steven L. Wasserman

                                        Steven L. Wasserman
                                        SECRETARY


February 11, 1999

                            INTEK GLOBAL CORPORATION
 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
            MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 25, 1999

     The undersigned hereby appoints Robert J. Shiver and Steven L. Wasserman, and each of them, proxies, with power of substitution, to vote all shares of Common Stock of Intek Global Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, February 25, 1999, at 10:00 a.m., local time, at Intek Global USA, Inc., Kansas City, Missouri, and at any adjournments of the Annual Meeting. The proxies have the authority to vote as directed on the reverse side of this card with the same effect as though the undersigned were present in person and voting. The proxies are further authorized in their discretion to vote upon such other business as may properly come before the Annual Meeting and any adjournments of the Annual Meeting. The undersigned revokes all proxies previously given to vote at the Annual Meeting.

PLEASE INDICATE ON THE REVERSE SIDE OF THIS PROXY CARD HOW YOU WISH YOUR SHARES TO BE VOTED. UNLESS YOU INDICATE OTHERWISE, YOUR PROXY WILL VOTE "FOR" ALL OF THE PROPOSALS ON THE REVERSE SIDE OF THIS CARD. WE CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

(IMPORTANT - PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE OF THIS CARD)

/X/   Please mark your
      vote as in
      this example.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IF YOU GIVE NO DIRECTION, WE WILL VOTE YOUR SHARES OF COMMON STOCK "FOR" ALL PROPOSALS.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ALL PROPOSALS.

                                 FOR all nominees (except                 WITHHOLD AUTHORITY
                                    as indicated below)                to vote for all nominees
1.  Elect Eight Directors.                /     /                               /     /

    THE NOMINEES ARE:  Howard Frank, Robert B. Kelly, Eli M. Noam, Robert J. Shiver,
    John Wareham, Steven L. Wasserman, Roger Wiggs, and Michael G. Wilkinson.


    (To withhold authority to vote for any individual nominee, write that nominee's name below)


    __________________________________________


2.  Ratify Selection of                                     FOR  AGAINST  ABSTAIN
    Arthur Andersen LLP as                                  / /    / /      / /
    independent auditors for 1999

Signature(s)                                            Date
             ---------------------------------------         ---------------

IMPORTANT: Please sign EXACTLY as your name(s) appears on this proxy card. Joint owners should each sign. If you are signing as an executor, administrator, trustee, guardian, attorney or corporate officer, please give your full title.